ARTICLES OF INCORPORATION
                                       OF
                                 ADVISOR'S FUND

                                     FIRST.
     The name of the corporation (hereinafter called the Corporation) is ADVISOR'S FUND.

                                     SECOND
     The purposes for which the Corporation is formed are as follows:

         (1) To engage in the business of an incorporated open-end investment company of the management type investing and reinvesting its assets in accordance with the provisions of these Articles of Incorporation. The general nature of its business shall be to buy, hold, sell, exchange, pledge and otherwise deal in notes, stock, bonds, options or other securities and financial instruments of whatsoever nature; to do any and all acts and things necessary or incidental thereto to the extent permitted business corporations under the laws of the State of Kansas as from time to time amended; to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Corporation; and to sell, hold, transfer, purchase and reissue (all without any vote or consent of stockholders of the Corporation) the shares of its own capital stock.

         (2) To engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code as it may be amended from time to time.

                                      THIRD
     The  address  of its  registered  office  in the  State of Kansas is 700 SW
Harrison Street, Topeka, Shawnee County, Kansas, 66636; and the name of its resident agent at such address is Advisor's Fund.


                                     FOURTH
         (1) The Corporation shall have authority to issue 50 million shares of common stock, consisting of four series designated as follows, with the number of authorized shares as indicated: (i) PCG Growth Series, 12,500,000 shares;
(ii) PCG Aggressive Growth Series, 12,500,000; (iii) SIM Growth Series, 12,500,000 and (iv) SIM Conservative Growth Series, 12,500,000. All shares of the common stock are to be without par value or stated capital. The board of directors of the Corporation is expressly authorized to cause additional shares of capital stock of the Corporation to be issued in one or more additional series or classes as may be established from time to time by setting or changing in one or more respects the designations, preferences, conversion or other rights, voting powers, qualifications, dividend or other limitations or restrictions of such shares of stock and to increase or decrease the number of shares so authorized to be issued in any such series or class.

         (2) The board of directors of the Corporation is expressly authorized to classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designation, preferences, conversion or other rights, voting powers, qualifications, dividend or other limitations, or restrictions of such shares of stock.

         (3) The board of directors may authorize the issuance and sale of stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration as the board of directors shall determine, subject to any limits required by then applicable law. All shares shall be issued on a fully paid and non-assessable basis.

         (4) The Corporation may issue and sell fractions of shares having pro rata all the rights of full shares, including, without limitation, the right to vote and receive dividends; and wherever the words "share" or "shares" are used in these articles or in the bylaws, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

         (5) At all meetings of stockholders each stockholder of the Corporation of any class or series shall be entitled to one vote on each matter submitted to a vote at such meeting for each share of stock standing in his or her name on the books of the Corporation on the date, fixed in accordance with the Bylaws, for determination of stockholders entitled to vote at such meeting. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.

         (6) No shares need be offered to existing shareholders before being offered to others and no shareholder shall have any right to purchase or subscribe for any shares of the capital stock of the Corporation of any class or series which may be issued or sold other than such right, if any, as the Board of Directors, in its discretion, may determine. In connection with the acquisition of all or substantially all of the assets of another entity, the board of directors may issue or cause to be issued shares of the Corporation and accept in payment thereof, in lieu of cash such assets of such entity as the board determines is appropriate. No shares shall be sold by the Corporation during any period when determination of the net asset value is suspended.

         (7) From and after the close of business on the day when the shares are properly tendered for repurchase the owner shall, with respect of said shares, cease to be a stockholder of the Corporation and shall have only the right to receive the repurchase price therefor. Repurchase of shares is conditional upon the Corporation having funds or property legally available therefor.

         (8) The Corporation, pursuant to a resolution by the Board of Directors and without the vote or consent of the stockholders of the Corporation, shall have the right to redeem at net asset value all shares of capital stock of the Corporation in any stockholder account in which there has been (a) a failure to provide the Corporation with a tax identification number; or (b) failure to maintain ownership of a specified minimum number or value of shares of any class or series of stock of the Corporation, such redemption to be effected at such price, at such time and subject to such conditions as may be required or permitted by applicable law.

         (9) Payment for redeemed stock shall be made in cash unless, in the opinion of the board of directors, which shall be conclusive, conditions exist which make it advisable for the Corporation to make payment wholly or partially in securities or other property or assets of the class or series of the shares being redeemed.

         (10) The net asset value of each share of the Corporation outstanding shall be determined in accordance with the Corporation's current prospectus.

         (11) The board of directors may suspend the right of stockholders of any or all classes or series of shares to require the Corporation to redeem shares held by them for such periods and to the extent permitted by, or in accordance with, the Investment Company Act of 1940. The board of directors may in the absence of a ruling by a responsible regulatory official, terminate such suspension at such time as the board of directors, in its discretion, shall deem reasonable, such determination to be conclusive.

         (12)  Shares of any  class or series  which  have been  redeemed  shall
constitute   authorized  but  unissued  shares  subject  to  classification  and reclassification as provided in these Articles.

         (13) The board of directors may suspend the determination of net asset value for all or any part of any period during which the New York Stock Exchange is normally closed, or during which trading on the New York Stock Exchange or in the markets normally utilized by the Corporation is restricted by government order, or during which an emergency exists such as would make disposal by the Corporation of securities owned by the Corporation unreasonable or impracticable. The determination of whether trading on the New York Stock Exchange or in the markets normally utilized by the Corporation is restricted or whether such an emergency, as herein provided, exists, shall be by applicable rules and regulations of the Securities and Exchange Commission or other governmental authority. The suspension shall become effective at such time as the board of directors shall specify in their declaration or resolution, but not later than the close of business on the next succeeding business day following the declaration or resolution. After such suspension becomes effective, there shall be no determination of net asset value until the board of directors shall declare the suspension terminated. The suspension shall terminate in any event on the first day on which the New York Stock Exchange is open, the restricted trading on the New York Stock Exchange or in the markets utilized by the Corporation has ended or the emergency shall have expired in accordance with the official ruling of the Securities and Exchange Commission or other governmental authority or, in the absence of such ruling, upon the determination of the board of directors.

         (14) The board of directors may delegate any of its powers and duties under this article with respect to appraisal of assets and liabilities and determination of net asset value or with respect to suspension of the determination of net asset value to an officer or agent of the Corporation.

                                      FIFTH
         (1) The name and mailing address of the incorporator is as follows:

                          Security Benefit Group, Inc.
                                 700 SW Harrison
                              Topeka, Kansas 66636

         (2) The power of the incorporator to act on behalf of the Corporation shall terminate upon the filing of these Articles of Incorporation with the Secretary of State. The names and mailing addresses of the persons who are to serve as directors until their successors are elected and qualified are:

         John D. Cleland, 700 SW Harrison St., Topeka, Kansas 66636 Donald A. Chubb, Jr., 700 SW Harrison St., Topeka, Kansas 66636 Penny A. Lumpkin, 700 SW Harrison St., Topeka, Kansas 66636 Mark L. Morris, Jr., 700 SW Harrison St., Topeka, Kansas 66636 James R. Schmank, 700 SW Harrison St., Topeka, Kansas 66636

                                      SIXTH
     The number of Directors of the Corporation shall be as provided in the Bylaws. Unless otherwise provided by the Bylaws of the Corporation, the Directors of the Corporation need not be stockholders therein.

                                     SEVENTH
         (1) Except as may be  otherwise  specifically  provided by (i) statute,
(ii) the Articles of Incorporation of the Corporation as from time to time amended or (iii) Bylaw provisions adopted from time to time by the stockholders or directors of the Corporation, all powers of management, direction and control of the Corporation shall be, and hereby are, vested in the board of directors.

         (2) The board of directors, subject to the provisions of this article and applicable law, may in its discretion enter into any contract with any person, firm, partnership or corporation, irrespective of whether or not one or more of the directors or officers of this corporation may also be an officer, partner, director, shareholder or member of such other person, firm, partnership or corporation, and such contract shall not be invalidated or rendered voidable by reason of any such relationship. No person holding such relationship shall be liable because of such relationship for any loss or expense to the Corporation under or by reason of such contract, or accountable for any profit realized directly or indirectly therefrom, provided that such contract when executed was reasonable and fair, consistent with the provisions of these articles of incorporation and approved by a majority of the board of directors of this Corporation who are not so related, or by the vote of a majority of the outstanding shares of this Corporation.

         (3) Any contract entered into pursuant to the terms of this article shall be consistent with and subject to the requirements of the Investment Company Act of 1940, including any amendment thereto, or other applicable act of Congress hereafter enacted, with respect to its duration, termination, authorization, approval, assignment amendment or renewal.

                                     EIGHTH
         (1) The board of directors may from time to time declare and pay dividends with the amount, source and payment thereof to be within their discretion and calculated on the of generally accepted accounting principles.

         (2) The  board  of  directors  has the  power,  in its  discretion,  to distribute for any year as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the Corporation as a regulated investment company to avoid any liability for federal income tax in respect to that year. In the case of a dividend payable in shares of stock or cash at the election of a shareholder, the board of directors may prescribe whether a shareholder failing to express his or her election before a given time shall be deemed to have elected to take cash rather than shares, or to take shares rather than cash, or to take shares with cash adjustment of fractions.

                                      NINTH
     The board of directors shall have power to make, and from time to time alter, amend and repeal the Bylaws of the Corporation; provided, however, that the paramount power to make, alter, amend and repeal the Bylaws, or any provision thereof, or to adopt new Bylaws, shall always be vested in the stockholders, which power may be exercised by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting of the stockholders; provided, further, that thereafter the directors shall have the power to suspend, repeal, amend or otherwise alter the Bylaws or any portion thereof so enacted by the stockholders, unless the stockholders in enacting such Bylaws or portion thereof shall otherwise provide.

                                      TENTH
     The Corporation reserves the right to alter, amend or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the statutes of Kansas, and all rights and powers conferred herein are granted subject to this reservation, provided, however, that any amendment or repeal of the Eleventh Article of these Articles of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal. The Corporation reserves the right and privilege to amend its Articles of Incorporation from time to time so as to authorize other or additional series or classes of shares of stock, to increase or decrease the number of shares of stock of any series or class now or hereafter authorized and to vary the preferences, qualifications, limitations, restrictions and the special or relative rights or other characteristics in respect of the shares of each series or class, in the manner and upon such minimum vote of the stockholders entitled to vote thereon as may at the time be prescribed or be permitted by the laws of Kansas, or such larger vote as may then be required by the Articles of Incorporation of the Corporation.

                                    ELEVENTH
         (1) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under the provisions of K.S.A. 17-6424 and amendments thereto, or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Code of the State of Kansas is amended after the filing of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Code of the State of Kansas, as so amended.

         (2) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         (3) Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of competent jurisdiction within the state of Kansas, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver of receivers appointed for this Corporation under the provisions of K.S.A. 17-6901, and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. 17-6808, and amendments thereto, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all creditors or class or creditors, or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name on behalf of the Incorporator, Security Benefit Group, Inc., at Topeka, Kansas, on this ______ day of _______________, 19____.



                                        ------------------------------------
                                        Roger K. Viola
                                        Sr. Vice President, General Counsel
                                           & Secretary
                                        Security Benefit Group, Inc.

ATTEST:




------------------------------------------

Amy J. Lee, Assistant Secretary
Security Benefit Group, Inc.


STATE OF KANSAS                  )
                                 ) ss.
COUNTY OF SHAWNEE                )


     The foregoing instrument was acknowledged before me this ______ day of _____________________, 19____, by Roger K. Viola, Sr. Vice President, General Counsel and Secretary and Amy J. Lee, Assistant Secretary, each of Security Benefit Group, Inc., a Kansas Corporation, on behalf of said Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at Topeka, Kansas, on this ______ day of _______________, 19____.




                         ------------------------------------------------------

                         Notary Public

My Appointment Expires:  _________________________